Exhibit 99.1

FOR IMMEDIATE RELEASE

Sensus Announces Fiscal First Quarter 2011 Financial Results and Earnings Call

Record Q1 Revenue and Profitability

Raleigh, N.C. (August 2, 2010)—Sensus, a leading technology company providing energy and water utility customers worldwide with innovative conservation products and services, today announced financial results for the fiscal first quarter ended June 30, 2010.

Key Highlights for Fiscal First Quarter 2011, year-over-year improvements

•	Record fiscal first quarter revenue of $226 million, up 13 percent;

•	Net income of $2 million, up more than 100%;

•	Record fiscal first quarter Adjusted EBITDA[1] of $30 million, up 3 percent;

•	Gross profit margin of 28.2 percent, up 100 basis points;

•	R&D investment of 5.3 percent of net sales, up 80 basis points;

•	Cash on hand of $31 million, up 12 percent; and

•	More than 7 million SmartPoint™ AMI devices installed and communicating, to-date.

“We had an outstanding quarter with the highest level of revenue and Adjusted EBITDA1 for any fiscal first quarter in our history,” said Peter Mainz, Chief Executive Officer and President. “This is an exciting time in the energy and water management and conservation marketplace, and Sensus is well-positioned with both a strong global market position and a full range of secure and reliable technologies and applications for all utilities—electric, gas and water.”

Fiscal first quarter revenue of $226 million was a first quarter record for the Company, and represented an increase of 13 percent compared with fiscal first quarter 2010. The increase was driven by shipments of the Company’s electric, water and gas SmartPoint AMI devices paired with growth outside of North America, especially in Europe.

Gross profit margin was 28.2 percent, an increase of 100 basis points compared with fiscal first quarter 2010. Investment in research and development increased to 5.3 percent of revenue from 4.5 percent in fiscal first quarter 2010. First quarter Adjusted EBITDA1, also a first quarter record, was $30 million, an increase of 3 percent year-over-year. Consolidated net income for fiscal first quarter of $2 million increased $2 million compared to fiscal first quarter 2010.

Fiscal first quarter backlog was $107 million, compared with $106 million at the end of fiscal first quarter 2010. The Company’s book-to-bill ratio2 was 0.9 to 1, in line with the fiscal first quarter 2010. Cash on hand was $31 million, an increase of 12 percent year-over-year.

Fiscal First Quarter Earnings Conference Call

A conference call with analysts to discuss these results will be held on August 4, 2010 at 11 a.m. (EDT). To access the conference call, please dial 888-419-5570 (domestic access) or 617-896-9871 (international

(more)

access) and reference Passcode: 68576887. It is recommended that analysts dial in five to ten minutes prior to the call to allow time for processing participant information. A replay of the call will be available until August 11, 2010, by dialing 888-286-8010 (domestic access) or 617-801-6888 (international access) and referencing Passcode: 74327395.

About Sensus

Sensus leads in innovative and evolving technology solutions that enable intelligent use and conservation of critical energy and water resources. Sensus has led the discovery, development, and implementation of technologies for the energy and water industries for more than a century. Water, gas, and electric utility customers around the world benefit from the Company’s open, flexible products and solutions to help them optimize their resources—today and tomorrow. Headquartered in Raleigh, N.C., USA, Sensus serves customers from locations throughout the Americas, Europe, Africa and Asia. For more information, visit www.sensus.com.

FlexNet™, SmartPoint™ and iPERL™ are trademarks of Sensus USA Inc.

All statements in this release, other than historical facts, are made in reliance on the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are subject to change at any time. These statements reflect the Company’s current expectations regarding its financial position, revenues, cash flow and other operating results, business strategy, financing plans, forecasted trends related to the markets in which the Company operates, legal proceedings and similar matters. The Company’s expectations expressed or implied in these forward-looking statements may turn out to be incorrect. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K (SEC File No. 333-113658) for the fiscal year ended March 31, 2010 as filed with the Securities and Exchange Commission on May 10, 2010, include the Company’s susceptibility to macroeconomic downturns in the United States and abroad, conditions in the residential, commercial and industrial construction markets and in the automotive industry, the Company’s dependence on new product development and intellectual property, the Company’s dependence on independent distributors and third-party contract manufacturers, automotive vehicle production levels and schedules, the Company’s substantial financial leverage, debt service and other cash requirements, liquidity constraints and risks related to future growth and expansion. Other important risks that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, the Company’s ability to integrate acquired companies, general economic and business conditions, competition, adverse changes in the regulatory or legislative environment in which the Company operates, customer cancellations and other factors beyond the Company’s control.

Investor Contacts

Jeffrey J. Kyle	James J. Hilty
Chief Financial Officer	Vice President, Business Development
(919) 845-4013	(919) 845-4007
jeff.kyle@sensus.com	jim.hilty@sensus.com

Media Contacts

Rita Simonetta

Director, Corporate Marketing Communications

(919) 376-2672

rita.simonetta@sensus.com

(more)

(1) Non-GAAP Measure

To enhance the comparability and usefulness of its financial information, the Company provides Adjusted EBITDA to describe more fully the results of its underlying business. Adjusted EBITDA is defined as consolidated earnings before interest expense, depreciation and amortization, and income taxes plus (a) restructuring costs, (b) management fees and (c) acquisition-related costs, and adjusted for other nonrecurring items.

Information regarding Adjusted EBITDA is provided because management considers this measure important in evaluating and understanding the Company’s operating and financial performance. Management believes this measure provides useful information for investors in trending, analyzing and benchmarking the performance and value of the business. Internally, Adjusted EBITDA is used in our incentive compensation plans.

Management believes that Adjusted EBITDA provides meaningful supplemental information regarding our performance by adjusting for certain items that may not be indicative of our recurring core operating results. However, this metric for measuring the Company’s financial results may be different from comparable information provided by other companies and should not be used as an alternative to the Company’s operating and other financial measures as determined under U.S. GAAP.

A reconciliation of Adjusted EBITDA to consolidated net income is set out in the table below (in millions):

	Fiscal Quarter Ended June 30, 2010	Fiscal Quarter Ended June 27, 2009
Consolidated net income	$2.2	$0.3
Depreciation and amortization	11.7	10.8
Interest expense, net	11.3	9.0
Income tax provision	2.5	1.0
Restructuring costs	1.0	6.8
Management fees	0.9	0.9
Acquisition-related costs	0.1	—

Adjusted EBITDA	$29.7	$28.8

(2) Book-to-Bill

Book-to-bill is calculated as orders received during the quarter divided by net sales.

(more)

FISCAL 2011 FIRST QUARTER UNAUDITED GAAP FINANCIAL STATEMENTS

SENSUS (BERMUDA 2) LTD.

CONSOLIDATED BALANCE SHEETS

(in millions, except per share and share data)

	June 30, 2010	March 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31.2	$59.2
Accounts receivable:
Trade, net of allowance for doubtful accounts of $1.3 at June 30, 2010 and March 31, 2010	115.3	122.4
Other	1.0	1.9
Inventories, net	66.3	67.0
Prepayments and other current assets	13.8	12.9
Deferred income taxes	6.6	6.9
Deferred costs	6.1	5.1

Total current assets	240.3	275.4
Property, plant and equipment, net	132.6	136.3
Intangible assets, net	184.7	188.0
Goodwill	464.4	453.8
Deferred income taxes	16.4	16.4
Other long-term assets	24.5	25.1

Total assets	$1,062.9	$1,095.0

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$81.3	$115.5
Accruals and other current liabilities	100.5	115.7
Current portion of long-term debt	15.7	22.7
Short-term borrowings	27.3	4.9
Income taxes payable	1.4	0.3
Restructuring accruals	8.6	12.9
Deferred revenue	11.6	11.6

Total current liabilities	246.4	283.6
Long-term debt, less current portion	437.9	438.3
Pensions	48.6	53.1
Deferred income taxes	84.4	84.5
Deferred revenue	2.3	2.4
Other long-term liabilities	40.8	32.2

Total liabilities	860.4	894.1

STOCKHOLDER’S equity:
Common stock, par value $1.00 per share, 12,000 shares authorized, issued and outstanding	—	—
Paid-in capital	250.7	251.7
Accumulated deficit	(52.7)	(54.4)
Accumulated other comprehensive loss	(1.0)	(1.5)

Total stockholder’s equity	197.0	195.8

Noncontrolling interest	5.5	5.1

Total equity	202.5	200.9

Total liabilities and equity	$1,062.9	$1,095.0

(more)

SENSUS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

(unaudited)

	Fiscal Quarter Ended June 30, 2010	Fiscal Quarter Ended June 27, 2009
NET SALES	$225.8	$200.3
COST OF SALES	162.1	145.8

GROSS PROFIT	63.7	54.5
OPERATING EXPENSES:
Selling, general and administrative expenses	42.7	35.3
Restructuring costs	1.0	6.8
Amortization of intangible assets	3.3	2.8
Other operating expense, net	1.0	0.8

OPERATING INCOME	15.7	8.8
NON-OPERATING (EXPENSE) INCOME:
Interest expense, net	(11.3)	(9.0)
Other income, net	0.3	1.5

INCOME BEFORE INCOME TAXES	4.7	1.3
PROVISION FOR INCOME TAXES	2.5	1.0

CONSOLIDATED NET INCOME	2.2	0.3
LESS: NET INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	(0.5)	(0.8)

NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$1.7	$(0.5)

(more)

SENSUS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Fiscal Quarter Ended June 30, 2010	Fiscal Quarter Ended June 27, 2009
OPERATING ACTIVITIES:
Consolidated net income	$2.2	$0.3
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	7.1	6.3
Amortization of intangible assets	3.3	2.8
Amortization of software development costs	1.3	1.7
Amortization of deferred financing costs	0.8	0.7
Net loss (gain) on foreign currency transactions	0.3	(1.0)
Changes in assets and liabilities used in operations:
Trade accounts receivable	4.1	3.0
Inventories	(1.1)	(0.5)
Other current assets	(1.4)	1.1
Accounts payable, accruals and other current liabilities	(49.2)	(11.3)
Income taxes payable	1.1	(1.2)
Deferred revenue less deferred costs primarily from long-term AMI electric and gas contracts	(1.0)	(2.2)
Other	(1.6)	(1.5)

Net cash used in operating activities	(34.1)	(1.8)
INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(6.9)	(6.5)
Software development costs	(1.3)	(2.3)

Net cash used in investing activities	(8.2)	(8.8)
FINANCING ACTIVITIES:
Increase in short-term borrowings	22.4	—
Principal payments on debt	(7.4)	—

Net cash provided by financing activities	15.0	—
Effect of exchange rate changes on cash	(0.7)	0.6

DECREASE IN CASH AND CASH EQUIVALENTS	(28.0)	(10.0)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	$59.2	$37.9

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$31.2	$27.9

SUPPLEMENTAL DISCLOSURES OF CASH FLOW:
Cash paid during the period for:
Interest	$17.1	$12.6

Income taxes, net of refunds	$1.3	$2.0

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During the three months ended June 30, 2010, paid-in capital decreased $1.0 million in connection with the purchase of the PDC Rongtai noncontrolling interest, representing the excess purchase price over the carrying value of the noncontrolling interest.

###